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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                  FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 17, 1998



                        SPINNAKER INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)



    DELAWARE                       1-13961                    06-0544125
   (State of                  (Commission File              (IRS Employer
 incorporation)                    Number)                Identification No.)



                      600 N. PEARL STREET, SUITE 2160
                           DALLAS, TEXAS 75201
                  (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    214-855-0322





                                                      Exhibit Index on page 5


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 18, 1997, Spinnaker Industries, Inc., a Delaware corporation (the "Registrant"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with S. D. Warren Company ("Seller") to purchase Seller's pressure sensitive business (the "Pressure Sensitive Business"). Seller is a large pulp and paper producer owned by an indirect wholly owned subsidiary of SAPPI, Ltd., a public South African conglomerate.

     The acquisition by the Registrant of the assets relating to the Pressure Sensitive Business (the "Acquisition") was consummated effective as of March 17, 1998. Prior to the closing of the Acquisition, the Registrant assigned its rights and obligations under the Asset Purchase Agreement and related transaction documents to its newly formed subsidiary, Spinnaker Coating-Maine, Inc., a Delaware corporation ("Spinnaker Coating-Maine"), which acquired the assets of the Pressure Sensitive Business. Spinnaker Coating-Maine will operate the Pressure Sensitive Business as a part of the Registrant's adhesive-backed label stock operations, which are currently conducted by Spinnaker Coating, Inc. (f/k/a Brown-Bridge Industries, Inc.), a Delaware corporation and wholly owned subsidiary of the Registrant ("Spinnaker Coating").

    The Pressure Sensitive Business is a major manufacturer and marketer of pressure sensitive adhesive-backed label stock primarily for the electronic data processing ("EDP") segment of the label stock market. The Pressure Sensitive Business generated $62.1 million of net sales in the fiscal year ended October 1, 1997, which, on a pro forma basis, accounted for 21% of the Registrant's net sales for the twelve months ended September 30, 1997.

     The Acquisition is consistent with the Registrant's long-term strategy for expanding its presence in the market for adhesive-backed label stock. The Registrant believes the addition of the Pressure Sensitive Business to Spinnaker Coating's adhesive-backed label stock business will make the Registrant the fifth largest producer of label stock and the second largest provider of EDP label stock. Management of the Registrant believes that the strategic benefits of the Acquisition will be primarily derived from cross-selling opportunities, overhead reduction, manufacturing efficiencies and purchasing savings.

     Pursuant to the Asset Purchase Agreement, Spinnaker Coating-Maine purchased from Seller substantially all of the assets (other than real property) relating to the Pressure Sensitive Business. In connection with its purchase of the Pressure Sensitive Business, the parties entered into a Site Lease, pursuant to which Spinnaker Coating-Maine will lease from Seller a portion of the Westbrook facility for a term of 99 years at a nominal rent of $1.00 per year, and a Site Separation and Services Agreement, pursuant to which Spinnaker Coating-Maine shall obtain utility, supply shipping, storage, maintenance and administrative services from the Seller. The parties also entered into a Space Lease, whereby Spinnaker Coating-Maine will temporarily lease certain industrial space from Seller at its paper mill for the operation of the Pressure Sensitive Business.

     The purchase price paid by the Registrant for the Pressure Sensitive Business was approximately $51.8 million, plus the assumption of certain liabilities, subject to a working capital adjustment. The Registrant entered into the Asset Purchase Agreement following its successful bid for the Pressure Sensitive Business in an auction process completed in November 1997. The Registrant valued the assets to be acquired by viewing historical and estimated future cash flow of the Pressure Sensitive Business. The purchase price was paid by the issuance of a 10% subordinated convertible note (the "Note") by the Registrant to Seller, in the original principal amount of $7.0 million, and the remainder with funds available under the Registrant's asset-backed working capital revolving credit facility with BT Commercial Corporation (the "Revolving Credit Facility"), which was concurrently amended to increase the aggregate facility amount to $60 million.

     The principal amount outstanding under the Note is prepayable by the Company at any time without penalty. The Note has a payment-in-kind ("PIK") feature that allows the Registrant to pay interest accrued during the first year with an additional subordinated note having substantially similar terms as the Note, and the Registrant may also issue such a PIK note if at a future interest payment date a default or event of default exists, or would be caused by the payment of interest in cash, under the Revolving Credit Facility. Payments of principal and interest are subject to restrictions contained in, and in any event are junior and subordinate in right of payment to, the payment of indebtedness outstanding under the Revolving Credit Facility and the Registrant's 10 3/4% Senior Secured Notes due 2006. The Note matures on January 31, 2002, however it is expected to be prepaid earlier if certain conditions or events occur. Prepayments of principal in an amount equal to 30% and 70% of the original principal amount are due on March 31, 1999 and on March 31, 2000, respectively, subject to there being sufficient unused availability and no existing default or event of default under the Revolving Credit Facility. The Note is convertible for shares of the Registrant's common stock, no par value ("Common Stock"), on the basis of 40 shares per $1,000 of the outstanding principal amount of the Note (or $25 per share), subject to adjustment as set forth in the Note. Upon conversion of the Note, the holder thereof will be entitled to certain registration rights with respect to the shares of Common Stock received upon such conversion.

     The Pressure Sensitive Business' plant, which is highly automated and efficient, specializes in manufacturing pressure sensitive materials

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with a focus on electronic data processing products for large accounts.
Because of initial post-acquisition costs and interest expense related to the Acquisition, the Pressure Sensitive Business is not expected to contribute materially to Registrant's profitability in fiscal 1998.

                                ------------------

     This document contains certain forward looking information. Such information is based on certain assumptions and estimates and, accordingly, may be subject to risk, uncertainty and inaccuracy.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          At this time it is impracticable to provide the required consolidated financial statements for Spinnaker Coating-Maine and the Pressure Sensitive Business; therefore, the required financial statements will be filed with the Commission by amendment no later than May 29, 1998.

(b)  PRO FORMA FINANCIAL INFORMATION.

          At this time it is impracticable to provide the required pro forma financial information required pursuant to Article 11 of Regulation S-X; therefore, all required pro forma financial information will be filed with the Commission by amendment no later than May 29, 1998.

(c)  EXHIBITS.

      2.1 Asset Purchase Agreement, dated as of November 18, 1997, by and between the Resgistrant and S.D. Warren Company ("Seller").

      2.2 First Amendment to Asset Purchase Agreement, dated March 17, 1998, by and between Seller and the Registrant.

      4.1 Subordinated Note dated March 17, 1998, issued by the Registrant to Seller in the original principal amount of $7 million bearing interest at a rate of 10% per annum.

     99.1 Site Separation and Services Agreement dated March 17, 1998, by and between Seller and the Registrant.

     99.2  Lease Agreement dated March 17, 1998, between Seller and the
           Registrant.

     99.3 Fourth Amendment to the Credit Agreement dated as of October 23, 1996, among Central Products Company, Brown-Bridge Industries,
           Inc., Entoleter, Inc., the Registrant, as guarantor, each of the financial institutions party thereto from time to time, BT Commercial Corporation, as agent, Transamerica Business Credit Corporation, as collateral agent, and Bankers Trust Company as issuing bank (the "Credit Agreement"), made as of December 31, 1997.

     99.4  Fifth Amendment to the Credit Agreement.

     99.5  Sixth Amendment to the Credit Agreement.

     99.6 First Supplemental Indenture dated as of March 17, 1998, among the Registrant, Central Products Company, Entoleter, Inc., Spinnaker Coating, Inc., Spinnaker Coating-Maine, Inc. and The Chase Manhattan Bank, as Trustee.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPINNAKER INDUSTRIES, INC.



Date:  March 30, 1998                  By: /s/ Craig J. Jennings
                                          --------------------------------
                                           Craig J. Jennings
                                           Vice President, Finance and Treasurer














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                                INDEX TO EXHIBITS

      2.1 Asset Purchase Agreement dated as of November 18, 1997, by and between S.D. Warren Company ("Seller") and the Registrant.

      2.2 First Amendment to Asset Purchase Agreement dated March 17, 1998, by and between Seller and the Registrant.

      4.1 Subordinated Note dated March 17, 1998, issued by the Registrant to Seller in the original principal amount of $7 million bearing interest at a rate of 10% per annum.

     99.1 Site Separation and Services Agreement dated March 17, 1998, by and between Seller and the Registrant.

     99.2  Lease Agreement dated March 17, 1998, between Seller and the
           Registrant.

     99.3 Fourth Amendment to the Credit Agreement dated as of October 23, 1996, among Central Products Company, Brown-Bridge Industries,
           Inc., Entoleter, Inc. the Registrant as grantor, each of the financial institutions party thereto from time to time, BT Commercial Corporation, as agent, Transamerica Business Credit Corporation, as collateral agent, and Bankers Trust Company as issuing bank (the "Credit Agreement"), made as of December 31, 1997.

     99.4  Fifth Amendment to the Credit Agreement.

     99.5  Sixth Amendment to the Credit Agreement.

     99.6 First Supplemental Indenture dated as of March 17, 1998, among the Registrant, Central Products Company, Entoleter, Inc., Spinnaker Coating, Inc., Spinnaker Coating-Maine, Inc. and The Chase Manhattan Bank, as Trustee.